EXHIBIT 21


                           MEMBERWORKS INCORPORATED
                           SIGNIFICANT SUBSIDIARIES


                                                  STATE OF INCORPORATION
SUBSIDIARY                                            OR ORGANIZATION
----------                                            ---------------
     Coverdell & Company, Inc.                           Georgia
     Discount Development Services, L.L.C.               Illinois
(1)  iPlace, Inc.                                       Delaware
     MemberWorks Canada Corporation                       Canada
     MemberWorks Ltd.                                 United Kingdom
     Quota-Phone, Inc.                                   New York


(1)   58% majority-owned subsidiary of the Company.